Exhibit 10.3
PLACEMENT AGENCY AGREEMENT

September 30, 2025

Ladenburg Thalmann & Co. Inc.
640 Fifth Avenue, 4th Floor
New York, New York 10019

Ladies and Gentlemen:

Introduction. Subject to the terms and conditions herein (this “Agreement”), QT Imaging Holdings, Inc., a Delaware corporation (the “Company”), hereby agrees to sell (A) up to 6,696,715 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share, (“Common Stock”); (B) up to 5,424,083 pre-funded warrants (the “Pre-Funded Warrants”) to purchase 5,424,083 shares of Common Stock (the “Pre-Funded Warrant Shares”); and (C) Common Stock purchase warrants (the “Warrants”) to purchase up to an aggregate of 12,120,798 shares of Common Stock (the “Warrant Shares”). Each Pre-Funded Warrant will be exercisable upon issuance and will expire when exercised in full. Each Warrant will be exercisable on the six (6) month anniversary of the date of issuance and will expire on the five (5) year anniversary of the first date of exercisability. The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants, and the Warrant Shares are collectively referred to the “Securities” and will be sold directly to various investors (each, an “Investor” and, collectively, the “Investors”) through Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) as placement agent. The documents executed and delivered by the Company and the Investors in connection with the Offering (as defined below), including, without limitation, a securities purchase agreement(s) (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), the Pre-Funded Warrants and the Warrants, shall be collectively referred to herein as the “Transaction Documents.” The Placement Agent may retain other brokers or dealers to act as sub‑agents or selected-dealers (including M.S. Howells & Co.) on its behalf in connection with the Offering. All terms not defined herein shall have the meanings assigned to them in the Purchase Agreement.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement and the Transaction Documents, the Placement Agent shall be the exclusive placement agent in connection with the offering and sale by the Company of the Securities in a private placement transaction (the “Offering”) with the terms of the Offering to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its Affiliates (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”). As compensation for services rendered, on each Closing Date, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i) A cash fee equal to 6.0% of the gross proceeds received by the Company from the sale of the Securities at the closing of the Offering (the “Closing”), provided however, that no cash fee shall be due to the Placement Agent for certain investments in the amounts set forth across the name of the investors set forth in Schedule A hereto.

(ii) The Company also agrees to reimburse Placement Agent’s actual and incurred expenses up to $100,000 (inclusive of Placement Agent’s legal counsel fees) which shall be payable upon Closing of the Offering, provided that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

(b) The term of the Placement Agent’s exclusive engagement will be as provided in Section 2 of that certain Investment Banking Agreement dated April 15, 2025 between the Company and the Placement Agent, as amended on August 5, 2025 and September 30, 2025 (the “Investment Banking Agreement,” including, without limitation, all amendments and supplements thereto). Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D)(i), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of each Closing Date, as follows:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and under the Transaction Documents have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors or an authorized committee thereof (the “Board of Directors”) or the Company’s stockholders in connection therewith other than such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated by the Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not (i) conflict with or violate any provision of the Company’s or any subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction upon any of the properties or assets of the Company or any subsidiary (“Lien”), or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in : (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise)

of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c) Certificates. Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

(d) Reliance. The Company acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(e) Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the SEC Reports have been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(f) Statistical or Market-Related Data. Any statistical, industry-related and market‑related data included or incorporated by reference in the SEC Reports are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate.

(g) FINRA Affiliations. There are no affiliations with any FINRA member firm that is participating in the Registered Offering among the Company’s officers or directors, or to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company.

(h) Representations, Warranties and Covenants Incorporated by Reference. Each of the representations, warranties and covenants (together with any related disclosure schedules thereto) made by the Company to the Investors in the Purchase Agreement is hereby incorporated herein by reference (as though fully restated herein) and is hereby made to, and in favor of, the Placement Agent.

Section 3. Delivery and Payment. Each Closing shall occur at the offices of Sichenzia Ross Ference Carmel LLP, 1185 Avenue of the Americas, New York, New York 10036 (“Placement Agent Counsel”) (or at such other place as shall be agreed upon by the Placement Agent and the Company). Subject to the terms and conditions hereof, at each Closing payment of the purchase price for the Securities sold on such Closing Date shall be made by Federal Funds wire transfer, against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one business day before the time of purchase (as defined below).

Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Placement Agent Counsel. All actions taken at a Closing shall be deemed to have occurred simultaneously.

Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(a) Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(b) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock for at least the next three (3) years.

(c) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(d) Acknowledgment. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent’s prior written consent.

(e) Announcement of Offering. The Company acknowledges and agrees that the Placement Agent may, subsequent to the Closing, make public its involvement with the Offering.

(f) Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(g) Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued

research coverage of the Company and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agent providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2711(e), the parties acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation.

Section 5. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Transaction Documents, and the sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent’s counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(b) No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, in the Placement Agent’s sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the SEC Reports.

(c) Officers’ Certificate. The Placement Agent shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company in form and substance reasonably satisfactory to the Placement Agent.

(d) Stock Exchange Listing. The Common Stock shall be registered under the Exchange Act and shall be listed or quoted on the Trading Market on which it is currently listed and concurrently with the Closing, the Company shall apply to list or quote all of the Shares, Pre-Funded Warrant Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of Shares, Pre-Funded Warrant Shares and Warrant Shares on such Trading Market. Within thirty (30) days of the Closing, the Company shall apply to list its Common Stock on any of the Nasdaq Capital Market, the Nasdaq Global Market, or the Nasdaq Global Select Market and shall include in such application all of the Shares, Pre-Funded Warrant Shares and Warrant Shares and will take such other action as is necessary to cause all of the Shares, Pre-Funded Warrant Shares and Warrant Shares to be listed thereon as promptly as possible (such application, the

“Nasdaq Listing”). The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on such Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such Trading Market. The Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from any Trading Market, nor shall the Company have received any information suggesting that the Commission or any Trading Market is contemplating terminating such registration or listing. The Company shall maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. The Company (i) shall within fifteen (15) days of the Closing implement a reverse stock split of the Common Stock for purposes of effectuating the Nasdaq Listing, and (ii) until the one year anniversary of the Effective Date, shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in interest of the Shares other than in connection with an uplisting of the Common Stock to a national exchange or quotation system.

(e) Subsequent Equity Sales.

(i) From the date hereof until thirty (30) days after the Effective Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto other than post-effective amendments to existing registration statements, in each case other than as contemplated pursuant to the Registration Rights Agreement, including with respect to those existing stockholders of the Company which are entitled to registration rights of their securities as disclosed in the SEC Reports, or a Form S-8 to register securities under the Company’s equity incentive plan or issued to an employee or consultant.

(ii) From the date hereof until the twelve-month anniversary of the Effective Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price; provided, however, (i) thirty (30) days after the Effective Date, the Company may make sales under and issue its Common Stock pursuant to a sales agreement, at-the-market sales agreement or similar agreement with the Placement Agent (the “Exempt ATM Facility”) (and file any prospectus supplement with the Commission in connection with such Exempt ATM Facility). Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(iii) Notwithstanding the forgoing, this Section shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

(f) Chief Financial Officer’s Certificate. As of the Closing Date, the Placement Agent shall have received a certificate from the Chief Financial Officer of the Company certifying as to certain financial matters set forth therein and, in form and substance reasonably satisfactory to the Placement Agent.

(g) Secretary’s Certificate. On Closing Date, the Placement Agent shall have received a certificate of the Company signed by the Secretary or another authorized officer of the Company, dated such Closing Date certifying on behalf of the Company and not in an individual capacity: (i) that the certificate of incorporation and bylaws of the Company is true and complete, have not been modified since each were last filed in the SEC Reports and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified since their adoption; and (iii) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(h) Additional Documents. On or before each Closing Date, the Placement Agent and Placement Agent Counsel shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7

(Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6. Securities Offerings.

(a)Right of Participation. The terms of the Placement Agent’s right of participation will be as provided in Section 6 of the Investment Banking Agreement, including, without limitation, all amendments and supplements thereto.

(b) Fee Obligation. The terms of the Company’s other fee obligation to the Placement Agent will be as provided in Section 5(d) of the Investment Banking Agreement, including, without limitation, all amendments and supplements thereto.

Section 7. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Placement Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if requested by the Placement Agent, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Placement Agent of such qualifications, registrations and exemptions; (vi) all costs and expenses incident to the travel and accommodation of the Company’s and the Placement Agent’s employees on the “roadshow,” if any; and (vii) all other fees, costs and expenses of the Company related to the Offering. Such expenses shall not include the expenses of the Placement Agent for which reimbursement will be made pursuant to Section 1(a)(ii) above.

Section 8. Indemnification and Contribution. The Company agrees to indemnify the Placement Agent in accordance with the provisions of Exhibit A to the Investment Banking Agreement, which is incorporated by reference herein and made a part hereof.

Section 9. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to the Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 10. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, telecopied or e-mailed and confirmed to the parties hereto as follows:

If to the Placement Agent to the address set forth above, attention: General Counsel, facsimile: (305) 572-4220

With a copy to:

Sichenzia Ross Ference Carmel LLP
1185 Avenue of the Americas
New York, New York 10036
Attention: Gregory Sichenzia
Telephone: (212) 930-9700
Email: gsichenzia@srfc.law

If to the Company,

QT Imaging Holdings, Inc.
3 Hamilton Landing
Suite 160
Novato, CA 94949
Attention: Dr. Raluca Dinu,
Chief Executive Officer
Telephone: (415) 842-7250
Email: ...

With a copy to:

DLA Piper LLP (US)
555 Mission Street, Unit 2400
San Francisco, CA 94105
Attention: Jeffrey C. Selman
Telephone: (415) 615-6095
Email: Jeffrey.selman@us.dlapiper.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 12. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 13. Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither the Placement Agent nor its affiliates, and the respective officers, directors, employees, agents and representatives of the Placement Agent, its affiliates and each other person, if any, controlling the Placement Agent or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the willful misconduct or gross negligence of such individuals or entities. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 14. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the Investment Banking Agreement between the Company and the Placement Agent, shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Placement Agent in accordance with its terms, including, without limitation, all sections therein with respect to future offerings. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Placement Agent has acted at arms length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and (iii) the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

QT IMAGING HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	Chief Executive Officer

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

LADENBURG THALMANN & CO, INC.

By:	/s/ Nicholas Stergis
Name:	Nicholas Stergis
Title:	Managing Director
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